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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 6, 1999 (March 11, 1999)


                            TIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



         California                       000-23195            94-3145844
(State or other jurisdiction of          (Commission          (IRS Employer
incorporation)                           File Number)      Identification No.)

  1350 Treat Boulevard, Suite 250                                   94596
     Walnut Creek, California                                    (Zip Code)
(Address of principal executive offices)

                                (925) 937-3950
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

Acquisition of Certain Assets and Liabilities of Service Design Associates, Inc.

  On March 11, 1999, Tier Technologies, Inc., a California corporation (the "Company"), closed the acquisition of certain assets and the assumption of certain liabilities of Service Design Associates, Inc. ("SDA"), an Indiana corporation, for an initial payment of approximately $3.5 million in cash. SDA was a leading provider of payment processing, policy and IT systems services in the state and local government child support arena. Up to an additional $1.0 million in cash and $4.0 million in shares of the Company's Class B common stock or cash, at the Company's election, may be paid to SDA on the achievement of performance targets over the next three years. The purchase was effective as of March 1, 1999, and the purchase price was determined by arms-length negotiations between representatives of the Company and SDA. The acquisition was accounted for under the purchase method of accounting. The funds used and to be used by the Company in connection with the acquisition are from the Company's working capital. The Company intends to continue to use the acquired assets for the same general purpose as SDA.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             TIER TECHNOLOGIES, INC.



                             By:   /s/ George K. Ross
                                   -------------------------------------
                                   George K. Ross
                                   Executive Vice President and Chief
                                    Financial Officer


Date: April 6, 1999

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